As filed with the Securities and Exchange Commission on October 1, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARVINAS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-2566120
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(203) 535-1456

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Houston, Ph.D.

Chief Executive Officer

Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(203) 535-1456

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Brian A. Johnson, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Telephone: (212) 230-8800

Fax: (212) 230-8888

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,346,313	$23.29	$31,355,630	$4,070

(1)

The shares of common stock will be offered for resale by a selling stockholder pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this Registration Statement also relates to an indeterminate number of additional shares of common stock to be issued as a result of stock splits, stock dividends or similar transactions.

(2)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average of high and low price per share of the common stock as reported on the Nasdaq Global Select Market on September 27, 2019.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated October 1, 2019

PROSPECTUS

Arvinas, Inc.

1,346,313 Shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 1,346,313 shares of our common stock by Bayer AG, who we refer to as the selling stockholder (which term, as used in this prospectus, includes donees, pledgees, transferees or other successors-in-interest). The selling stockholder acquired the shares of our common stock in a private placement on July 16, 2019.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, if any, incurred for the sale of shares of our common stock.

The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by the selling stockholder, see the section captioned “Plan of Distribution” on page 11.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “ARVN.” On September 27, 2019, the closing sale price of our common stock as reported on Nasdaq was $22.75. You are urged to obtain current market quotations for the common stock.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in our common stock involves significant risks. See the information contained in this prospectus under the heading “Risk Factors” beginning on page  4 of this prospectus and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

We have not, and the selling stockholder has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus that we may file with the Securities and Exchange Commission. We do not, and the selling stockholder does not, take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. This prospectus and any applicable prospectus supplement or free writing prospectus do not constitute an offer to sell any securities in any jurisdiction where such offer and sale are not permitted. The information contained in or incorporated by reference into this prospectus or any prospectus supplement, free writing prospectus or other offering material is accurate only as of the respective dates of those documents or information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

Information about the selling stockholder may change over time. Any changed information given to us by the selling stockholder will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling shares of common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.

Unless the context otherwise requires, references in this prospectus to “Arvinas,” “we,” “our,” “us,” and “the Company” refer, collectively, to Arvinas, Inc., a Delaware corporation, and its consolidated subsidiaries. When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.”

ARVINAS, INC.

Our Business

We are a clinical-stage biopharmaceutical company dedicated to improving the lives of patients suffering from debilitating and life-threatening diseases through the discovery, development and commercialization of therapies that degrade disease-causing proteins. We use our proprietary technology platform to engineer proteolysis targeting chimeras, or PROTAC targeted protein degraders, that are designed to harness the body’s own natural protein disposal system to selectively remove disease-causing proteins. We believe that our targeted protein degradation approach is a therapeutic modality that may provide distinct advantages over existing modalities, including traditional small molecule therapies and gene-based medicines. Our small-molecule PROTAC technology has the potential to address a broad range of intracellular disease targets, including the up to 80% of proteins that cannot be addressed by existing small molecule therapies, commonly referred to as “undruggable” targets. We are using our PROTAC platform to build an extensive pipeline of product candidates to target diseases in oncology, neuroscience, and other therapeutic areas.

Our two lead product candidates are ARV-110 and ARV-471. We are developing ARV-110, a PROTAC protein degrader targeting the androgen receptor protein, for the treatment of men with metastatic castration-resistant prostate cancer. We initiated a Phase 1 clinical trial of ARV-110 in the first quarter of 2019 and expect to disclose preliminary clinical data from this trial relating to safety, tolerability and pharmacokinetics in the fourth quarter of 2019. We are also developing ARV-471, a PROTAC protein degrader targeting the estrogen receptor protein, for the treatment of patients with locally advanced or metastatic ER positive / HER2 negative breast cancer. We initiated a Phase 1 clinical trial of ARV-471 in the third quarter of 2019 and expect to first disclose clinical data from this trial in the second half of 2020.

Company Information

We were formed under the laws of the State of Delaware in February 2013 as a limited liability company under the name Arvinas, LLC. In July 2013, Arvinas, LLC converted into a Delaware corporation and changed its name to Arvinas, Inc. In December 2014, we completed a series of transactions pursuant to which Arvinas, Inc. became a direct, wholly owned subsidiary of Arvinas Holding Company, LLC, a Delaware limited liability company. Immediately prior to our initial public offering, we converted from a Delaware limited liability company to a Delaware corporation and changed our name to Arvinas, Inc. Our office is located at 5 Science Park, 395 Winchester Ave., New Haven, CT 06511 and our telephone number is (203) 535-1456. Our website address is www.arvinas.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the closing of our initial public offering, subject to the satisfaction of certain conditions. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to public companies that are not emerging growth companies. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by selling stockholder	1,346,313 shares

Use of proceeds	Arvinas, Inc. will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section of this prospectus and the risk factors included in our periodic reports filed with the Securities and Exchange Commission, or the SEC, in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

Nasdaq Global Select Market symbol	“ARVN”

DESCRIPTION OF PRIVATE PLACEMENT WITH THE SELLING STOCKHOLDER

On June 3, 2019, we entered into a stock purchase agreement for a private placement with the selling stockholder whereby, on July 16, 2019, we issued and sold 1,346,313 shares of our common stock at a price of $24.14 per share for gross proceeds of approximately $32.5 million. For a detailed description of the transactions contemplated by the stock purchase agreement with the selling stockholder and the securities issued pursuant thereto, see the section captioned “Selling Stockholder” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the investor agreement entered into concurrently with the stock purchase agreement with the selling stockholder to provide for the resale by the selling stockholder of the shares of common stock offered hereby.

RISK FACTORS

Investing in our common stock involves significant risk. You should consider carefully the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, and the information and documents incorporated by reference in this prospectus, and in any prospectus supplement. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could suffer materially.

FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities and Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus and the information incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “goals,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements included or incorporated by reference in this prospectus include, among other things, statements about:

•

the timing and conduct of our clinical trial programs of our product candidates ARV-110 and ARV-471, including statements regarding the timing of initiation and completion of the clinical trials and the period during which the results of the clinical trials will become available;

•

the timing of, and our ability to obtain, marketing approval of ARV-110 and ARV-471, and the ability of ARV-110 and ARV-471 and our other product candidates to meet existing or future regulatory standards;

•	our plans to pursue research and development of other product candidates;

•	the potential advantages of our platform technology and our product candidates;

•	the extent to which our scientific approach and platform technology may potentially address a broad range of diseases;

•	the potential benefits of our arrangements with Yale University and Professor Craig Crews;

•	the potential receipt of revenue from future sales of our product candidates;

•	the rate and degree of market acceptance and clinical utility of our product candidates;

•	our estimates regarding the potential market opportunity for our product candidates;

•	our sales, marketing and distribution capabilities and strategy;

•	our ability to establish and maintain arrangements for manufacture of our product candidates;

•	the potential achievement of milestones and receipt of payments under our collaborations;

•	our ability to enter into additional collaborations with third parties;

•	our intellectual property position;

•	our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

•	the impact of government laws and regulations; and

•	our competitive position.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. See the “Risk Factors” section of this prospectus and the risk factors included in our periodic reports filed with the SEC, in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus for more information. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and any accompanying prospectus supplement and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements except as required by applicable law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus and any accompanying prospectus supplement. All proceeds from the sale of the shares will be for the account of the selling stockholder named herein.

The selling stockholder will pay any discounts, commissions, and fees of underwriters, selling brokers, dealer managers or similar securities industry professionals incurred by the selling stockholder in disposing of the shares covered by this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

This prospectus relates to the possible sale by Bayer AG, who we refer to as the selling stockholder (which term, as used in this prospectus, includes donees, pledgees, transferees or other successors-in-interest), of up to 1,346,313 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions, in accordance with Rule 416 under the Securities Act) that were issued to the selling stockholder on July 16, 2019, pursuant to a stock purchase agreement. See “Relationship with Selling Stockholder” below for more information regarding the transactions to which these shares of common stock relate.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock held by the selling stockholder as of September 15, 2019. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. The selling stockholder may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, the person named in the table has sole voting and investment power with respect to such person’s shares of common stock. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below. The percentage of beneficial ownership is based upon 33,694,458 shares of common stock outstanding on September 15, 2019.

To our knowledge and except as noted under “Relationship with Selling Stockholder” below, the selling stockholder does not have, and within the past three years has not had, any position, office or other material relationship with us or any of our predecessors or affiliates.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered	Shares of Common Stock to be Beneficially Owned After Offering (1)
	Number	Percentage		Number	Percentage
Bayer AG(2)	1,346,313	4.0%	1,346,313	0	—

(1)

We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder might not sell any or all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(2)	The address of Bayer AG is Kaiser-Wilhelm-Allee 20, 51373 Leverkusen, Germany.

Relationship with Selling Stockholder

Collaboration and License Agreement

On June 3, 2019, we and Bayer AG (which we refer to herein, collectively with its controlled affiliates, as Bayer), directly or through one or more wholly owned subsidiaries, entered into a Collaboration and License Agreement, or the Bayer Collaboration Agreement, setting forth our collaboration to identify or optimize PROTAC targeted protein degraders that mediate for degradation of target proteins, or Targets, using our proprietary platform technology, that are selected by Bayer, subject to certain exclusions and limitations. The Bayer Collaboration Agreement became effective in July 2019 upon the occurrence of the joint venture closing described below.

Under the Bayer Collaboration Agreement, we and Bayer will conduct a research program pursuant to separate research plans mutually agreed to by us and Bayer and tailored to each Target selected by Bayer. Bayer may make substitutions for any such initial Target candidates, subject to certain conditions and based on the stage of research for such Target. During the term of the Bayer Collaboration Agreement, we are not permitted, either directly or indirectly, to design, identify, discover or develop any small molecule pharmacologically-active agent whose primary mechanism of action is, by design, directed to the inhibition or degradation of any Target selected or reserved by Bayer, or grant any license, covenant not to sue or other right to any third party in the field of human disease under the licensed intellectual property for the conduct of such activities.

Under the terms of the Bayer Collaboration Agreement, we received an aggregate upfront payment of $17.5 million, plus an additional $1.5 million in research funding payments, in connection with the closing in July 2019. We are entitled to receive up to an additional $10.5 million in research funding payments, subject to potential increases if our costs for research activities exceed the research funding payments allocated to a Target and certain conditions are met. We are also eligible to receive up to $197.5 million in development milestone payments and up to $490.0 million in sales-based milestone payments for all designated Targets. In addition, we are eligible to receive, on net sales of PROTAC targeted protein degrader-related products, mid-single digit to low-double digit tiered royalties, which may be subject to reductions.

Joint Venture

Also on June 3, 2019, we entered into a Commitment Agreement with Bayer, relating to the formation of a joint venture, or the Joint Venture, for the purpose of researching, developing and commercializing PROTAC targeted protein degraders for applications in the field of agriculture, or the JV Entity. We refer to this agreement as the Commitment Agreement. We consummated the formation of the joint venture with Bayer, or the JV Closing, as contemplated by the Commitment Agreement in July 2019, upon the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the reportable transactions and the satisfaction of other applicable closing conditions. Pursuant to the terms of the Commitment Agreement and certain other agreements entered into at the JV Closing, we and Bayer each made an in-kind intellectual property contribution to the JV Entity at the JV Closing. In addition, Bayer has made a $56.0 million total cash commitment to the JV Entity, $16.0 million of which Bayer contributed to the JV Entity in connection with the JV Closing. We and Bayer each hold an ownership interest in the JV Entity initially representing 50% of the ownership interests. A 15% ownership interest of the JV Entity is reserved for the future grant of incentive units to service providers of the JV Entity. The JV Entity will generally be governed by a board of managers, or the JV Board, which will initially be comprised of four voting members, two of which will be designated by us and two of which will be designated by Bayer. JV Board decisions will generally be made by majority vote of the managers, with each manager having one vote. Certain matters will require both our consent and Bayer’s or both of our and Bayer’s designated managers on the JV Board. During the term of the Joint Venture and, in certain limited cases as described below, for one year following the end of the term of the Joint Venture, neither we, Bayer nor any of their respective affiliates may research, develop, manufacture, use or commercialize in the field of agriculture any PROTAC targeted protein degraders whose primary mechanism of action by design is the binding to and degradation of any Target, subject to certain exclusions for early stage research activities and minority investments. The JV Entity and Bayer also entered into an option agreement (which we refer to as the Option Agreement) pursuant to which the parties will agree to certain procedures for, and preferential rights relating to, the possible transfer to Bayer of PROTAC targeted protein degrader product candidates researched, developed and commercialized by the JV Entity under the Joint Venture. In addition, in the event either Bayer or a third party licenses a PROTAC targeted protein degrader candidate from the JV Entity pursuant to the Option Agreement, the non-licensing party or parties to the Commitment Agreement will be prohibited from developing, commercializing or otherwise exploiting any product utilizing PROTAC technology to target the same Target as that of the licensed product candidate in the field of agriculture.

Stock Purchase Agreement

In connection with the execution of the Bayer Collaboration Agreement and the Commitment Agreement, on June 3, 2019, we entered into a stock purchase agreement, or the Stock Purchase Agreement, pursuant to which we issued and sold to Bayer, in a private placement on July 16, 2019, 1,346,313 shares of common stock, or the Shares, at a price of $24.14 per share, for an aggregate purchase price of approximately $32.5 million.

Investor Agreement

In connection with the Stock Purchase Agreement, we entered into an investor agreement with Bayer, dated as of July 16, 2019, or the Investor Agreement, pursuant to which we agreed to provide Bayer with certain registration rights such that, at any time prior to the third anniversary of the execution of the Investor Agreement, if we proposed to register shares of our common stock on a registration statement to be filed with the SEC, Bayer would have the right to require us to use commercially reasonable efforts to prepare and file with the SEC a registration statement covering the resale of the Shares. We agreed to be responsible for all fees and expenses incurred in connection with the registration of the Shares for resale. The Investor Agreement also includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Investor Agreement.

The foregoing summary descriptions of the Collaboration Agreement, the Commitment Agreement, the Option Agreement, the Stock Purchase Agreement and the Investor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Quarterly Report on Form 10-Q, dated August 5, 2019, and are incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling stockholder, which term as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M promulgated under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been sold and (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the shares offered by this prospectus has been passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.arvinas.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38672) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on March 26, 2019, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2019 Annual Meeting of Stockholders, filed on April 12, 2019;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2019, filed on May 9, 2019, and June 30, 2019, filed on August 5, 2019;

•	Current Reports on Form 8-K filed on March 15, 2019, May 28, 2019, June 4, 2019, July 16, 2019 and July 25, 2019; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on September 21, 2018, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Arvinas, Inc.

5 Science Park

395 Winchester Ave.

New Haven, Connecticut 06511

(203) 535-1456

Arvinas, Inc.

1,346,313 Shares of Common Stock

PROSPECTUS

                    , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$4,070
Legal fees and expenses	100,000
Accounting fees and expenses	10,000

Total	$114,070

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with all of our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the foregoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act of 1933, as amended, or the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16.	Exhibits

EXHIBIT NUMBER	DESCRIPTION

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38672) filed with the SEC on October 1, 2018).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-38672) filed with the SEC on October 1, 2018).

4.3	Registration Rights Agreement among the Registrant and the other parties thereto, dated September 26, 2018 (incorporated by reference to Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K (File No. 333-2271121) filed with the SEC on March 26, 2019).

4.4	Second Amended and Restated Put Agreement among the Registrant, Connecticut Innovations, Incorporated and the other parties thereto, dated March 29 2018 (incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 001-38672) filed with the SEC on August 30, 2018).

EXHIBIT NUMBER	DESCRIPTION

4.5	Stock Purchase Agreement between the Registrant and Bayer AG, dated June 3, 2019 (incorporated by reference to Exhibit 10.5 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38672) filed with the SEC on August 5, 2019).

4.6	Investor Agreement between the Registrant and Bayer AG, dated July 16, 2019 (incorporated by reference to Exhibit 10.6 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38672) filed with the SEC on August 5, 2019).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages to this Registration Statement).

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions described herein, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on October 1, 2019.

ARVINAS, INC.

By:	/s/ John Houston, Ph.D.
Name: John Houston, Ph.D.
Title: President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Arvinas, Inc. hereby severally constitute and appoint John Houston, Ph.D., Sean Cassidy and Matthew Batters, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Arvinas, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Houston, Ph.D. John Houston, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	October 1, 2019

/s/ Sean Cassidy Sean Cassidy	Chief Financial Officer (principal financial and accounting officer)	October 1, 2019

/s/ Timothy Shannon, M.D. Timothy Shannon, M.D.	Chairman of the Board of Directors	October 1, 2019

/s/ Edward Kennedy, Jr. Edward Kennedy, Jr.	Director	October 1, 2019

/s/ Jakob Loven, Ph.D. Jakob Loven, Ph.D.	Director	October 1, 2019

/s/ Bradley Margus Bradley Margus	Director	October 1, 2019

Signature	Title	Date

/s/ Briggs Morrison, M.D. Briggs Morrison, M.D.	Director	October 1, 2019

/s/ Leslie Norwalk Leslie Norwalk	Director	October 1, 2019

/s/ Kush Parmar, M.D., Ph.D. Kush Parmar, M.D., Ph.D.	Director	October 1, 2019

/s/ Liam Ratcliffe, M.D., Ph.D. Liam Ratcliffe, M.D., Ph.D.	Director	October 1, 2019